Exhibit 99.6

[ALCATEL LOGO]                                        [LUCENT TECHNOLOGIES LOGO]

FACT SHEET
APRIL 2, 2006

TERMS OF THE TRANSACTION

|X| Alcatel (Paris: CGEP.PA, NYSE: ALA) and Lucent Technologies (NYSE: LU) today announced that they have entered into a definitive merger agreement. As of the market close on Friday, March 31, 2006, the companies had a combined market capitalization of approximately (euro)30 / $36 billion.
|X| Serge Tchuruk, current Chairman and CEO of Alcatel will be non-executive Chairman, and Patricia Russo, current Chairman and CEO of Lucent, will be CEO of the combined company.
|X| The board of directors of the combined company will be composed of 14 members and will have equal representation from each company, including Tchuruk and Russo, five of Alcatel's current directors and five of Lucent's current directors. The board will also include two new independent European directors to be mutually agreed upon.
|X| The combined company will be incorporated in France, with executive offices located in Paris. North American operations will be based in New Jersey, U.S.A., where global Bell Labs will remain headquartered.
|X| The combined company intends to form a separate, independent U.S. subsidiary holding certain contracts with U.S. government agencies. This subsidiary would be separately managed by a board, to be composed of three independent U.S. citizens acceptable to the U.S. government. This type of structure is routinely used to protect certain government programs in the course of mergers involving a non-U.S. party.
|X| The combined company will remain the industrial partner of Thales and a key shareholder alongside the French state. Directors to the Thales board who are nominated by the combined company would be European Union citizens. Serge Tchuruk, or a French director or a French corporate executive of the combined company would be the principal liaison with Thales.
|X| In a stock-for-stock merger, structured as a tax-free exchange, Lucent shareowners will receive 0.1952 new company ADS (American Depositary Shares) representing ordinary shares of Alcatel (as the combined company) for every common share of Lucent that they currently hold. The new company will be approximately 60% owned

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     by current Alcatel Shareowners and approximately 40% owned by current
     Lucent Shareowners
|X| The combined company's ordinary shares will continue to be traded on the Euronext Paris and the ADSs representing ordinary shares will continue to be traded on the New York Stock Exchange.
|X| The merger has been approved by the boards of directors of Alcatel and Lucent. The merger is subject to customary regulatory and governmental reviews in the United States, Europe and elsewhere, as well as the approval by shareholders of both companies and other customary conditions.
|X| The transaction is expected to be completed in six to twelve months. Until the merger is completed, both companies will continue to operate their businesses independently.


STRATEGIC RATIONALE OF THE MERGER

The primary driver of the combination is to generate significant growth in revenues and earnings based on the market opportunities for next-generation networks, services and applications, while yielding significant synergies. The combined company's increased scale, scope and global capabilities will enhance its long-term value for shareowners, customers and employees.

CUSTOMERS

Our customers will benefit from a partner with the scale and scope to design, build and manage increasingly converged networks that deliver the most advanced communications services to the market. This combination will deliver an unparalleled focus on execution, innovation and service for our customers. The company will be a leading end to end communications solutions integrator backed by the most comprehensive R&D portfolio leveraging Bell Labs excellence and comprehensive industry leading product suite. Customers will have a local partner, with extensive global reach.

INVESTORS

The merger is expected to improve the combined company's earnings growth potential through increased scope, scale and realization of synergies. Leveraging its uniquely complementary fit of products, operations, and limited geographical and customer overlaps, the company is positioned to capture incremental revenue potential. With a

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shared vision of network transformation, the combined entity will be a leader in next generation networks, IPTV IMS, 3G spread spectrum technology and leverage a unique position in services and integration. In addition, the combined company will have an enhanced global foot print and diversified customer base with a presence in more than 130 countries.

The companies mutually identified about (euro)1.4 / $1.7 billion in cost synergies that are expected to be achieved within three years of the merger - a substantial majority of which is expected to be achieved in the first 2 years. These cost synergies will come from several areas, including consolidating support functions, optimizing the supply chain and procurement structure, leveraging R&D and services across a larger base, and reducing the combined worldwide workforce by approximately 10 percent. The merger also will result in approximately (euro)1.4 / $1.7 billion in new cash restructuring charges, with the charges to be recorded primarily in the first year. A substantial majority of the restructuring is expected to be completed within 24 months after closing. The transaction is expected to be accretive to earnings per share in the first year post closing with synergies, excluding restructuring charges and amortization of intangible assets.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS
This press release contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual

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outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's Form 10-K for the year ended September 30, 2005 and Alcatel's Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the US Securities and Exchange Commission. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.


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IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a Registration Statement on Form F-4 (collectively, the "Registration Statements"), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares ("ADS"), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders an Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

     Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

     Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Alcatel's Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.